UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2007

DIODES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5740 (Commission File Number)	95-2039518 (I.R.S. Employer Identification No.)
15660 North Dallas Parkway Suite 850 Dallas, Texas (Address of principal executive offices)	75248 (Zip Code)

(972) 385-2810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On July 10, 2007, we issued a press release announcing that our Board of Directors has declared a three-for-two stock split in the form of a 50% stock dividend payable on July 30, 2007 to stockholders of record on July 20, 2007.

Under the terms of this stock dividend, Diodes' stockholders will receive one additional share for every two shares held on the record date. The dividend will be paid in authorized but unissued shares of the Common Stock of the Company. Fractional shares created by the stock dividend will be paid in cash based upon the closing price of the Company’s stock on the record date.

The Company anticipates that the number of outstanding shares of Common Stock after the dividend will be increased from approximately 26.1 million to approximately 39.2 million shares. The par value of the Company's stock will not be affected by the dividend and will remain at $0.66 2/3 per share. For stock splits and dividends greater than 25%, the ex-dividend date is set as the first business day after the payment date.

The Company's transfer agent is Continental Stock Transfer & Trust Company; New York.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release, attached as an exhibit to this Report, the matters set forth therein (including statements as to the expected benefits of the consolidation, and other statements identified by words such as "estimates," "expects," "projects," "plans," "will" and similar expressions) are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the possibility that the analog manufacturing operations will not be integrated successfully into the Company's manufacturing facilities in Shanghai, China; the risk that the expected benefits of the consolidation may not be realized, including the realization of the benefits of leveraging the infrastructure already in place in the Company’s Shanghai manufacturing facilities; the estimated number of employees to be affected; the estimated completion date; the estimated amount of restructuring charge and annual cost savings; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of Diodes Incorporated dated July 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: July 10, 2007	By:	/s/ Carl C. Wertz
Carl C. Wertz,
Chief Financial Officer